Exhibit 3.8

LI ACQUISITION COMPANY, LLC

ARTICLES OF AMENDMENT

TO ARTICLES OF ORGANIZATION

January 20, 2004

THE UNDERSIGNED, in order to amend the articles of organization of LI Acquisition Company, LLC, a Maryland limited liability company (the “Company”), does hereby acknowledge and certify to the Maryland State Department of Assessments and Taxation as follows:

Article FIRST of the Articles of Organization of the Company is hereby deleted in its entirety and replaced with the following:

FIRST: The name of the limited liability company (which is hereinafter called the “Company”) is: Lexecon, LLC

IN WITNESS WHEREOF, the undersigned, an authorized, person within the meaning of Section 4A-101(c) of the Maryland Limited Liability Company Act, has signed these Articles of Amendment to Articles of Organization, acknowledging the same to be his act, on the day and year first above written,

AUTHORIZED PERSON:

/s/ Theodore I. Pincus,

Theodore I. Pincus, Treasurer

CUST ID: 0001292993

WORK ORDER: 0000839617

DATE: 01-22-2004 03:46 PM

AMT. PAID: $192.00

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